Exhibit (2)

                          AGREEMENT AND PLAN OF MERGER

     (Incorporated by reference to Exhibit 10(a) to the Schedule 13D dated September 11, 1995 filed by Registrant with respect to the Common Stock, no par value, of The Summit Bancorporation).

                                                                Exhibit A to the
                                                    Agreement and Plan of Merger

                   UJB FINANCIAL CORP. STOCK OPTION AGREEMENT

(Contained at Exhibit (4) to this Current Report on Form 8-K).

                                                                Exhibit B to the
                                                    Agreement and Plan of Merger

                THE SUMMIT BANCORPORATION STOCK OPTION AGREEMENT

(Incorporated by Reference to Exhibit 10(b) to the Schedule 13D dated September 11, 1995 filed by Registrant with respect to the Common Stock, no par value, of The Summit Bancorporation).

                                                                Exhibit C to the
                                                    Agreement and Plan of Merger

                  Name of Affiliate:_________________________


UJB Financial Corp.
301 Carnegie Center
P.O. Box 2066
Princeton, New Jersey 08543

Gentlemen:

     This letter agreement is being entered into pursuant to the terms of the Agreement and Plan of Merger, dated September 10, 1995 (the "Merger Agreement"), between UJB Financial Corp. ("UJB") and The Summit Bancorporation ("Summit"), which provides, among other things, (i) for the merger of Summit with and into UJB (the "Merger"), (ii) the conversion at the Exchange Ratio provided for in the Merger Agreement of shares of the common stock, no par value, of Summit ("Summit Common Stock") outstanding at the Effective Time (as defined in the Merger Agreement) into whole shares of the Common Stock, par value $1.20 per share, of UJB (the "UJB Common Stock") and cash in lieu of fractional shares of UJB Common Stock, and (iii) and the conversion of each share of $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit ("Summit Preferred Stock") into one share of $25 stated value Adjustable Rate Cumulative Preferred Stock of UJB ("UJB Preferred Stock"). Summit Common Stock and Summit Preferred Stock are referred to collectively herein as the "Summit Stock", and UJB Common Stock and UJB Preferred Stock are referred to collectively herein as the "UJB Stock".

     Shares of Summit Common Stock owned solely or jointly by me, by a relative sharing the same household as me, or by an entity I control, whether such shares are owned directly (of record) or indirectly (through a bank, broker or other nominee), and any other shares of Summit.

Common Stock over which I or such other persons or entities hold investment or voting powers, either alone or with others, are referred to collectively herein as the "Summit Common Shares". Shares of UJB Common Stock to be received in exchange for the Summit Common Shares, together with any other shares of UJB Common Stock owned solely or jointly after the time of the Merger by me, by a relative sharing the same household as me, or by an entity I control, whether such shares are owned directly or indirectly, and any other shares of UJB Common Stock over which I or such persons or entities hold investment or voting powers, either alone or with others, are referred to collectively herein as the "UJB Common Shares".

     Shares of Summit Preferred Stock owned solely or jointly by me, by a relative sharing the same household as me, or by an entity I control, whether such shares are owned directly or indirectly, and any other shares of Summit Preferred Stock over which I or such persons or entities hold investment or voting powers, either alone or with others, are referred to collectively herein as the "Summit Preferred Shares". Shares of UJB Preferred Stock to be received in exchange for the Summit Preferred Shares, together with any other shares of UJB Preferred Stock owned solely or jointly after the time of the Merger by me, by a relative sharing the same household as me, or by an entity I control, whether such shares are owned directly or indirectly, and any other shares of UJB Preferred Stock over which I or such persons or entities hold investment or voting powers, either alone or with others, are referred to collectively herein as the "UJB Preferred Shares".

     Summit Common Shares and Summit Preferred Shares are sometimes referred to collectively herein as the "Summit Shares", and UJB Common Shares and UJB Preferred Shares are sometimes collectively referred to herein as the "UJB Shares".

     I have been advised that, in the opinion of counsel, I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of Summit, an "affiliate" of Summit as that term is defined for purposes of paragraphs (c) and
(d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") and that the Merger Agreement requires that persons so characterized make the representations, warranties and covenants below as a condition to UJB and Summit closing the Merger.

     Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to them in the Merger Agreement.

     I represent, warrant and covenant that:

     A. I will not make or permit any sale, transfer or other disposition of the UJB Shares, or make or permit any offer to sell, transfer or otherwise dispose of the UJB Shares, in violation of the Act or the Rules and Regulations.

     B. I have been advised that the issuance of the UJB Shares pursuant to the Merger has been registered with the SEC under the Act under a registration statement. However, I have also been advised that a distribution of the UJB Shares has not been registered under the Act and that, because I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of Summit, an "affiliate" of Summit, I may not make or permit any sale, transfer or other disposition of any of the UJB Shares issued pursuant to the Merger, or make or permit any offer to sell, transfer or otherwise dispose of any of such UJB Shares unless and until (i) an offer and sale of such UJB Shares has been registered under the Act, (ii) such disposition of such UJB Shares is made in conformity with Rule 145 under the Act, or (iii) an exemption from registration, in the opinion of counsel acceptable to UJB, is available with respect to such disposition of such UJB Shares. In the event of a transfer of UJB Shares permitted by this Agreement, I agree that I will obtain, and deliver to you a copy of, an agreement substantially similar to this Agreement from each transferee of the UJB Shares who, in the opinion of counsel acceptable to UJB, may not under the Act dispose of the UJB Shares so transferred without registration under the Act.

     C. I understand that UJB is under no obligation to register the sale, transfer or other disposition of the UJB Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

     D. I understand that stop transfer instructions will be given to UJB's transfer agent with respect to the UJB Shares and that there will be placed on the certificates for such UJB Shares, or any substitutions therefor, a legend stating in substance:

     The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may not be sold, transferred, or otherwise disposed of unless pursuant to (i) an effective registration statement under the Securities Act of 1933, (ii) Rule 145 or (iii) an exemption from registration under the said Act which is available in the opinion of counsel acceptable to UJB Financial Corp.

     The legend set forth above and any similar legend placed on any share certificate issued upon the transfer of any of the UJB Shares will be removed by delivery of substitute certificates without such legend if the undersigned, or any person who acquired, directly or indirectly, such UJB Shares, shall have delivered to UJB a copy of a letter from the staff of the SEC, or an opinion of counsel acceptable to UJB, to the effect that the restrictions on sale, transfer or other disposition referred to in this letter are no longer necessary under the Act or otherwise in order to effect such sale, transfer or other disposition pursuant to law.

     E. I agree that in addition to the restrictions on sale, transfer and other disposition of the UJB Shares set forth in paragraphs A and B above, I will not make or permit after the Effective Time any public or private sale, transfer, assignment or other disposition of any UJB Common Shares, or enter into or permit any transactions with would reduce the market risk (as such term is defined in Section 201 of the SEC's Codification of Financial Reporting Policies) of ownership of the UJB Common Shares, until UJB shall have published consolidated financial results including the combined operations of UJB and Summit for a period of at least 30 days following the Effective Time. In addition, I agree that, (a) prior to such time as Summit shall have received the Closing Notice, I shall not make or permit any sale, transfer, or other disposition of any Summit Common Shares, or enter into or permit any transactions which would reduce the market risk of ownership of the Summit Common Shares, unless I first give UJB notice of such sale, transfer, disposition or risk-reducing transaction and UJB does not within five business days of receipt of such notice object to such transaction on the grounds that it is inconsistent with accounting for the Merger as a pooling of interests, and (b) after such time as Summit shall have received the notice from UJB fixing the Closing Date under the Merger Agreement (the "Closing Notice"), I shall not make or permit any sale, transfer, or other disposition of any Summit Common Shares, or enter into or permit any transactions which would reduce the market risk of ownership of the Summit Common Shares, if such sale, transfer, disposition or risk-reducing transaction would occur 30 or fewer days before the date of Closing specified in the Closing Notice.

     F. UJB agrees, by accepting this letter, (a) that for a period of three years after the Effective Time and thereafter until three months after I have ceased to be an affiliate of UJB and so long as UJB has equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, UJB will make available with respect to itself "adequate current public information" as defined in paragraph (c) of Rule 144 of the Rules and Regulations under the Act, and (b) that it will publish financial results including at least a calendar month of not less than 30 days of post-merger combined operations promptly following the first full calendar month following the Closing and which shall be in accordance with Section 201.01 of the SEC's Codification of Financial Reporting Policies, and UJB shall file a From 8-K for this purpose if necessary.

     I have carefully read this letter and, to the extent I felt necessary, discussed with my counsel the requirements of this letter and its impact upon the ability to dispose of the Summit Shares and the UJB Shares.


Accepted this____day of__________, 199__      Very truly yours,
by UJB Financial Corp.

                                                  ______________________________
By:_______________________________                Signature

Name:_____________________________                ______________________________
                                                  Printed Name
Title:____________________________                Dated as of____________, 199__
                                                  Address for any Objection sent
                                                  pursuant to Paragraph E:


                             ______________________


__________________________________



__________________________________

                                                       Exhibit D to the Ageement
                                                              and Plan of Merger


                       FORM OF OPINION OF SUMMIT COUNSEL

                            PURSUANT TO SECTION 7.05


UJB Financial Corp.
301 Carnegie Center
Princeton, New Jersey 08543-2066

Gentlemen:

     This opinion is rendered to you pursuant to Section 7.05 of the Agreement and Plan of Merger, dated September 10, 1995 (the "Merger Agreement"), between The Summit Bancorporation ("Summit" or the "Company") and UJB Financial Corp. ("UJB"), which Merger Agreement provides, among other things, (i) for the merger (the "Merger") of Summit with and into UJB, (ii) the issuance, in accordance with the Exchange Ratio provided for in the Merger Agreement, of whole shares of the Common Stock, par value $1.20 per share, of UJB (the "UJB Common Stock") and cash in lieu of fractional shares of UJB Common Stock in exchange for outstanding shares of the Common Stock, no par value, of Summit (the "Summit Common Stock"), and (iii) the exchange of one share of $25 stated value Adjustable Rate Cumulative Preferred Stock of UJB the ("UJB Cumulative Preferred Stock") for each outstanding share of $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit (the "Summit Cumulative Preferred Stock"). In consideration of the Merger Agreement, Summit and UJB entered into a Stock Option Agreement dated September 11, 1995 pursuant to which, among other things, Summit granted UJB a stock option with respect to shares of Summit Common (the "Summit Option Agreement") and a Stock Option Agreement dated September 11, 1995 pursuant to which, among other things, UJB granted Summit a stock option with respect to shares of UJB Common (the "UJB Option Agreement") (collectively, the "Option Agreements").

     Capitalized terms used but not defined herein shall have the same meanings herein as ascribed to them in the Merger Agreement.

     I am Senior Vice President, General Counsel and Corporate Secretary of the Company and in such capacity have acted as counsel to the Company in connection with the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreements and the consummation of the transactions contemplated by the Merger Agreement, including the preparation of the registration statement, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 of UJB (No. 33-_______), and the proxy statement of Summit included in the Registration Statement (the "Summit Proxy Statement").

     In so acting, I have made inquiries of certain of the officers and representatives of the Company and its subsidiaries with respect to various matters contained in the Merger Agreement, the Option Agreements and the Registration Statement, and have examined and relied upon originals or copies certified or otherwise identified to my satisfaction of the Merger Agreement, the Option Agreements and such corporate records, agreements, documents and other instruments, and such certificates or the comparable documents of public officials and of such directors, officers and representatives of the Company and its subsidiaries as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, I have assumed, without independent verification, the genuineness and authenticity of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of all natural persons and the conformity to original documents of documents submitted to me as certified or facsimile or photostatic copies and the authenticity of the originals of facsimile or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement. I have also assumed, without independent verification, the due authorization, execution, and delivery (other than the due authorization, execution and delivery by the Company) of all documents, the due authorization, execution and delivery of which are prerequisites to the effectiveness of such documents, and that such documents constitute legal, valid and binding obligations of the parties thereto (other than the Company).

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

     1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

     2. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified cannot be cured and such failure would have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

     3. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     4. (a) The authorized capital stock of Summit consists of 50,000,000 shares of Common Stock, each of no par value, and 12,000,000 shares of Preferred Stock, each of no par value, and as of the date of the Merger Agreement:

     (1) 33,820,043 shares of Summit Common Stock were outstanding and 504,000 shares of Summit Preferred were outstanding,

     (2) 7,793,505 shares of Summit Common Stock were reserved for issuance in connection with the Summit Stock Plans. No other shares of Summit Common Stock were reserved for issuance;

     (3) 250,000 shares of Series B Junior Participating Preferred Stock, no par value (the "Summit Series B Preferred Stock"), were reserved for issuance in connection with the Summit Rights Agreement. No other shares of Summit Preferred Stock were reserved for issuance; and

     (4) 84,485 shares of Summit Common Stock were held by Summit in its treasury as issued but not outstanding Summit Common Stock.

     (b) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, and non-assessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights.

     (c) Since September 10, 1995, no Equity Securities of Summit have been issued except for the stock option granted to UJB in the Summit Option Agreement and Summit Common Stock which was reserved for issuance as of such date and which may have been issued in connection with the Summit Stock Plans and the Garden State Agreement.

     (d) Except as set forth above in 4(a) above, except for the Equity Securities issued as described in 4(c) above, except for director and employee stock options outstanding under the Summit Stock Award Plans, except for Summit Common Stock issuable in connection with the Summit Stock Plans, the Garden State Agreement and the Summit Option Agreement, and except for the Summit Series B Preferred Stock issuable in connection with the Summit Rights Agreement, there are no other Equity Securities of Summit or any subsidiary of Summit outstanding, in existence, the subject of an agreement or reserved for issuance.

     5. Summit Bank has been duly incorporated and is validly existing as a bank in good standing under the laws of the state of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

     Each other subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

     6. Summit Bank is an insured bank under the Federal Deposit Insurance Act, as amended.

     7. All the outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable, with no personal liability attached to the ownership thereof, has not been issued in violation of any preemptive rights, is owned by the Company. As of the date hereof, no options covering capital stock of any subsidiary of the Company, warrants to purchase or contracts to issue capital stock of any subsidiary of the Company, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from the Company or any subsidiary of the Company or obligating any of them to issue any capital stock, or securities convertible into or exchangeable for any shares of capital stock thereof, are outstanding, in existence, or the subject of an agreement. The Company owns the capital stock of each subsidiary of the Company free and clear of any perfected security interest and, to the extent of my knowledge and information, any other security interest, lien, claim, limitation on voting rights, option, or other encumbrance.

     8. To the extent of my knowledge and information, there are no outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests of any subsidiary of the Company or to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise), in any subsidiary or any other entity.

     9. The Company has the corporate power and authority to enter into the Merger Agreement and the Option Agreements and to carry out the transactions contemplated thereby; the Merger Agreement and the Option Agreements have been validly authorized, executed and delivered by the Company; the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the Option Agreements have each been duly authorized by all necessary corporate action on the part of the Company and its shareholders and (assuming the due authorization, execution and delivery thereof by UJB) the Merger Agreement and the Option Agreements each constitute a valid and binding agreement of the Company. No class vote by the holders of the Summit Cumulative Preferred Stock is required by the New Jersey Act or the Restated Certificate of Incorporation or By-Laws of Summit with respect to the Merger Agreement or the Option Agreements, the performance thereof or the transactions contemplated thereby or the consummation of the Merger.

     10. The execution and delivery of the Merger Agreement and the Option Agreements and the performance thereof by the Company and the consummation of the Merger did not and will not violate, fail to comply with, conflict with, give rise to rights under, result in the breach of, or constitute a default under, give rise to a claim or right of termination, cancellation, revocation of or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the rights, permits licenses, assets or properties material to the Company and its subsidiaries taken as a whole, or any of its subsidiaries, or upon any of the capital stock of the Company or any of its subsidiaries, or constitute an event that could, with the lapse of time, action or inaction by the Company or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of: (a) the Restated Certificate of Incorporation, By-laws or Shareholder Rights Plan of the Company, (b) any federal law of the United States of America or any law of the State of New Jersey, (c) any rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority, (d) to the extent of my knowledge and information, any judgment, order, writ, award, injunction or decree of any court or governmental authority issued in any proceeding to which the Company or any of its subsidiaries is or was a party or by which the Company or any of its subsidiaries or any of their assets or properties are bound or committed, or (e) to the extent of my knowledge and information, any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their assets or properties are bound or committed, other than any such violations, conflicts, breaches, defaults or accelerations the consequences of which do not or will not, in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, or enable any person to enjoin the transactions contemplated by the Merger Agreement. No consent, approval, waiver, license or authorization or other action by or filing with any federal or New Jersey governmental authority is required in connection with the execution and delivery by the Company of the Merger Agreement or Option Agreements or the consummation by the Company of the transactions contemplated thereby, including the Merger, except for (i) the filing of the Certificate of Merger as provided by the Merger Agreement, (ii) such filings and other actions as may be required by federal or state securities laws and the rules and regulations thereunder, and (iii) those already obtained.

     11. To the extent of my knowledge and information, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company that relates to any of the transactions contemplated by the Merger Agreement or is material to the financial condition of Summit and its subsidiaries, taken as a whole.

     12. To the extent of my knowledge and information, there are no persons who may be deemed to be affiliates of the Company for purposes of Rule 145 under the Securities Act, who may receive shares of UJB Common Stock or UJB Cumulative Preferred Stock in the Merger and who are not named on the letter from me delivered by the Company to UJB pursuant to Section 4.11 of the Merger Agreement.

     13. The Summit Proxy Statement (except for the financial statements and the notes thereto, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Summit Proxy Statement, as to which I express no opinion), but only insofar as the Company and its business, the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Option Agreements are described in the Summit Proxy Statement, complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and the documents incorporated by reference in the Registration Statement pursuant to Part I.C. of Form S-4 under the Securities Act (except for the financial statements and the notes thereto and the financial statement schedules and other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference, as to which I express no opinion) when filed with the Securities and Exchange Commission complied as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

     I have participated in conferences with officers and other representatives of the Company and UJB, representatives of the independent public accountants for the Company and UJB and counsel for UJB, at which conferences the contents of the Registration Statement and the Summit Proxy Statement and related matters were discussed, and, although I have not independently verified and am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Summit Proxy Statement, no facts have come to my attention that lead me to believe that the Registration Statement, on the effective date thereof, insofar as the Company and its business, the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Option Agreements are described therein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that I express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement or the Summit Proxy Statement). Please be advised that, where any statement is stated herein as being "to the extent of my knowledge and information," I have not independently verified the accuracy of such statement but intend to advise you that in the course of my duties as Senior Vice President, General Counsel and Secretary of the Company and, in particular, my participation in the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreements and in the preparation of the Registration Statement and the Summit Proxy Statement, nothing has come to my attention that leads me to believe, and I do not believe, that the matter is other than as stated herein. In addition, please be advised that my opinion with respect to the valid and binding nature of the Merger Agreement and the Option Agreements is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws presently or hereafter in effect affecting the enforcement of creditors' rights and remedies generally, the discretion of a court in ordering specific performance or other equitable remedies, and to general principles of equity (regardless of whether questioned in a proceeding at law or in equity).

     The opinions herein are limited to the federal laws of the United States and the laws of the State of New Jersey, and I express no opinion as to the effect on any matter covered by this opinion of the laws of any other jurisdiction.

     This opinion is being furnished to, and is solely for the benefit of, UJB and is not to be quoted, used, circulated, published or disseminated, otherwise referred to in any documents, filed with any governmental agency, entity or person, or relied upon by any agency, entity or person other than UJB, without my prior written consent.

                               Very truly yours,

                                                      Exhibit E to the Agreement
                                                             and Plan of Merger


                             OPINION OF UJB COUNSEL

                            PURSUANT TO SECTION 8.05


The Summit Bancorporation
One Main Street
Chatham, New Jersey 07928

     Gentlemen:

     This opinion is rendered to you pursuant to Section 8.05 of the Agreement and Plan of Merger, dated September 10, 1995 (the "Merger Agreement"), between The Summit Bancorporation ("Summit") and UJB Financial Corp. ("UJB" or the "Company"), which Merger Agreement provides, among other things, (i) for the merger (the "Merger") of Summit with and into UJB, (ii) the issuance, in accordance with the Exchange Ratio provided for in the Merger Agreement, of whole shares of the Common Stock, par value $1.20 per share, of UJB (the "UJB Common Stock") and cash in lieu of fractional shares of UJB Common Stock in exchange for outstanding shares of the Common Stock, no par value, of Summit (the "Summit Common Stock"), and (iii) the exchange of one share of $25 stated value Adjustable Rate Cumulative Preferred Stock of UJB the ("UJB Cumulative Preferred Stock") for each outstanding share of $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit (the "Summit Cumulative Preferred Stock"). In consideration of the Merger Agreement, Summit and UJB entered into a Stock Option Agreement dated September 11, 1995 pursuant to which, among other things, Summit granted UJB a stock option with respect to shares of Summit Common (the "Summit Option Agreement") and a Stock Option Agreement dated September 11, 1995 pursuant to which, among other things, UJB granted Summit a stock option with respect to shares of UJB Common (the "UJB Option Agreement") (collectively, the "Option Agreements").

     Capitalized terms used but not defined herein shall have the same meanings herein as ascribed to them in the Merger Agreement. As used herein, it is intended that "material" be determined with reference to UJB and its subsidiaries considered as one enterprise.

     I am Executive Vice President, General Counsel and Secretary of the Company and have served as counsel to the Company in connection with the preparation, authorization, execution and delivery of the Merger Agreement, the Option Agreements and the consummation of the transactions contemplated thereby, including the preparation of the registration statement, as amended, under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 of UJB (No. 33-_____), and the prospectus and the proxy statement of UJB included therein (the registration statement, together with the prospectus and proxy statement of UJB included therein, are referred to collectively as the "Registration Statement").

     In so acting, I have made inquiries of certain of the officers and representatives of the Company and its subsidiaries with respect to various matters contained in the Merger

Agreement, the Option Agreements and the Registration Statement, and have examined and relied upon originals or copies certified or otherwise identified to my satisfaction of the Merger Agreement, the Options Agreements and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of the public officials and of such directors, officers and representatives of the Company and its subsidiaries as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination I have assumed, without independent verification, the genuineness and authenticity of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of all natural persons and the conformity to original documents of documents submitted to me as certified or facsimile or photostatic copies and the authenticity of the originals of facsimile or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement. I have also assumed, without independent verification, the due authorization, execution and delivery (other than due authorization, execution and delivery by the Company) of all documents, the due authorization, execution and delivery of which are prerequisites to the effectiveness of such documents, and that such documents constitute legal, valid and binding obligations of the parties thereto (other than the Company).

     Based on the foregoing and subject to the qualifications stated herein, I am of the opinion that:

     1. Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

     2. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified cannot be cured and such failure would have a material adverse effect on the Company and its subsidiaries taken as a whole.

     3. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     4. The authorized capital stock of the Company consists of 4,000,000 shares of Preferred Stock, without par value, and 130,000,000 shares of Common Stock, par value $1.20 per share, and, as of the date of the Merger Agreement, 600,166 shares of Series B Adjustable Rate Cumulative Preferred Stock of the Company were outstanding and 600,000 shares of Series R Preferred Stock were reserved for issuance pursuant to UJB's Shareholder Rights Plan, and, as of September 10, 1995, 57,561,452 shares of UJB Common Stock were outstanding and 8,638,483 shares of UJB Common Stock were reserved for issuance pursuant to UJB's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan, employee stock option and performance stock plans and the Flemington Agreement. Since September 10, 1995, no shares of the Preferred Stock of UJB have been issued and no shares of UJB Common Stock have been issued, other than shares of UJB Common Stock which were reserved for issuance as of such date, and which may have been issued, pursuant to UJB's Dividend Reinvestment and Stock Purchase, Savings Incentive Plan, employee stock option or stock performance plans or the Flemington Agreement. As of the date hereof, no options (excluding board of trade or exchange traded standardized options) covering capital stock of the Company, warrants to purchase or contracts to issue capital stock of the Company or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from the Company or obligating either to issue any capital stock, or securities convertible into or exchangeable for any shares of its capital stock, are outstanding, in existence or the subject of an agreement, other than the stock option outstanding under the UJB Option Agreement, the employee stock options outstanding under UJB's employee stock option plans, the commitments to issue UJB Common Stock contained in the UJB Option Agreement, the Merger Agreement, the Flemington Agreement and the outstanding stock options under UJB's stock option plans, the commitment to issue UJB Cumulative Preferred Stock contained in the Merger Agreement and the commitment to issue Series R Preferred Stock of the Company contained in the UJB Shareholder Rights Plan. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, and non-assessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights.

     5. Each of United Jersey Bank and First Valley Bank has been duly incorporated and is validly existing as a bank in good standing under the laws of, respectively, the State of New Jersey or the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

     6. Each of United Jersey Bank and First Valley Bank is an insured bank under the Federal Deposit Insurance Act, as amended.

     7. All the issued and outstanding capital stock of each of United Jersey Bank and First Valley Bank has been duly and validly issued and is fully paid and nonassessable and, to the extent of my knowledge and information, the Company owns, directly or indirectly, all such capital stock, and as of the date hereof no options covering capital stock of any UJB bank subsidiary, warrants to purchase or contracts to issue capital stock of any UJB bank subsidiary, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from any UJB bank subsidiary or obligating it to issue any capital stock, or securities convertible into or exchangeable for any shares of capital stock of any UJB bank subsidiary, are outstanding, in existence, or the subject of an agreement. Such stock is owned free and clear of any perfected security interest and, to the extent of my knowledge and information, any other security interest.

     8. The Company has the corporate power and authority to enter into the Merger Agreement and the Option Agreements and to carry out the transactions contemplated thereby; the Merger Agreement and the Option Agreements have been validly authorized, executed and delivered by the Company; the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the Option Agreements have each been duly authorized by all necessary corporate action on the part of the Company and (assuming the due authorization, execution and delivery thereof by Summit) the Merger Agreement and the Option Agreements each constitute the valid and binding agreement of the Company.

     9. The execution and delivery of the Merger Agreement and the Option Agreements and the performance thereof by the Company and the consummation of the Merger did not and will not violate, fail to comply with, conflict with, give rise to rights under, result in the breach of, or constitute a default under, give rise to a claim or right of termination, cancellation, revocation of or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to the Company and its subsidiaries, taken as a whole, or upon any of the capital stock of the Company or constitute an event that could, with the lapse of time, action or inaction by the Company or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of (a) the Restated Certificate of Incorporation, By-Laws or Shareholder Rights Plan of the Company,
(b) any federal law of the United States of America or any law of the State of New Jersey or the Commonwealth of Pennsylvania, (c) any rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority, (d) to the extent of my knowledge and information, any judgment, order, writ, award, injunction or decree of any court or governmental authority issued in any proceeding to which the Company is a party or by which the Company or any of their assets or properties are bound or committed, or (e) to the extent of my knowledge and information, any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument to which the Company is a party or by which either of them or any of their assets or properties are bound or committed, other than any such violations, conflicts, breaches, defaults or accelerations the consequences of which do not or will not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or enable any person to enjoin the transactions contemplated by the Merger Agreement or the Option Agreements. No consent, approval, waiver, license or authorization or other action by or filing with any federal or New Jersey or Pennsylvania governmental authority is required in connection with the execution and delivery by the Company of the Merger Agreement or Option Agreements or the consummation by the Company of the transactions contemplated thereby, including the Merger, except for (i) the filing of the Merger Agreement, the Option Agreements and related certifications as provided by the Merger Agreement and the Option Agreement with the New Jersey Department of Banking, (ii) such filings and other actions as may be required by federal or state securities laws and the rules and regulations thereunder, and (iii) those already obtained.

     10. The UJB Common Stock and UJB Cumulative Preferred Stock to be issued pursuant to the Merger Agreement has been duly authorized for issuance pursuant to the Merger Agreement and, when issued and delivered by the Company pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable. The issuance of the UJB Common Stock and UJB Cumulative Preferred Stock under the Merger Agreement is not subject to any preemptive rights under the Company's Restated Certificate of Incorporation or By-Laws or, to the extent of my knowledge and information, any agreement by which the Company is bound.

     11. The Registration Statement is effective under the Securities Act and, to the extent of my knowledge and information, no stop order suspending the effectiveness of the Registration

Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Securities and Exchange Commission.

     12. The Registration Statement (except for the financial statements and the notes thereto, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement, as to which I express no opinion) but only insofar as the Company and its business and the Merger Agreement, the Option Agreements and the transactions contemplated thereby, including the Merger, are described therein, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. The documents filed by UJB with the Securities and Exchange Commission (the "Commission") and incorporated by reference in the Registration Statement pursuant to Part I.B. of Form S-4 under the Securities Act (except for the financial statements and the notes thereto and the financial statement schedules and other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference, as to which I express no opinion) when filed with the Commission complied as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     I have participated in conferences with officers and other representatives of the Company and Summit, representatives of the independent public accountants for the Company and Summit and counsel for Summit, at which conferences the contents of the Registration Statement and related matters were discussed, and, although I have not independently verified and am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts have come to my attention that lead me to believe that the Registration Statement, on the effective date thereof contained, or on the date hereof contains, insofar as the Company and its business and the Merger Agreement, the Option Agreements and the transactions contemplated thereby, including the Merger, are described therein, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that I express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement).

     Please be advised that, where any statement is stated herein as being "to the extent of my knowledge and information," I have not independently verified the accuracy of such statement but intend to advise you that in the course of my duties as Executive Vice President, General Counsel and Secretary of the Company and, in particular, my participation in the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreements and in the preparation of the Registration Statement, nothing has come to my attention that leads me to believe, and I do not believe, that the matter is other than as stated herein. In addition, please be advised that my opinion with respect to the valid and binding nature of the Merger Agreement and the Option Agreements is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws presently or hereafter in effect affecting the enforcement of creditors' rights and remedies generally, the discretion of a court in ordering specific performance or other equitable remedies, and to general principles of equity (regardless of whether questioned in a proceeding at law or in equity).

     The opinions herein are limited to the federal laws of the United States and the laws of the State of New Jersey and the Commonwealth of Pennsylvania, and I express no opinion as to the effect on any matter covered by this opinion of the laws of any other jurisdiction.

     This opinion is not to be quoted or otherwise referred to in any documents or filed with any governmental agency, entity or person or relied upon by any agency, entity or person other than the addressee, without my prior written consent.

                                       Very truly yours,

                                                      Exhibit F to the Agreement
                                                              and Plan of Merger

                              EMPLOYMENT AGREEMENT


     This Agreement made this _____ day of____________, 1996, by and among Summit Bank Corp. (formerly known as UJB Financial Corp. and successor to The Summit Bancorporation), a New Jersey corporation ("Summit") and Robert G. Cox, (the "Executive").

     WHEREAS, the Board of Directors of Summit believes that the services of the Executive in the future will be valuable to Summit and is desirous of retaining the Executive's services for a period of not less than three years, and the Executive has indicated his willingness to enter into an employment agreement upon the terms and conditions hereinafter set forth;

     WHEREAS, Section 8.08 of the Agreement and Plan of Merger dated September 10, 1995 ("Merger Agreement") among The Summit Bancorporation, a New Jersey corporation, and UJB Financial Corp., Summit's predecessor, contemplates that, in connection with the merger (the "Merger") provided for in the Merger Agreement, the Executive shall enter into an employment agreement with Summit at the time of closing of the Merger if he shall be ready, willing and able to perform the services to be rendered by him thereunder; and

     WHEREAS, Executive and The Summit Bancorporation have entered into an agreement dated as of September 1, 1995 (the "Summit Agreement") which Agreement remains in full force and effect and is hereby assumed by Summit, certain Sections of which are incorporated herein by reference, as hereinafter stated, including the definitions found at Sections 1.1 through 1.9 (it being acknowledged that a Potential Change of Control occurred when the Merger Agreement was executed on September 10, 1995 and a Change of Control will take place prior to execution of this Agreement). That Potential Change of Control and that Change of Control are together referred to herein as the Summit-UJB Change. Capitalized terms used in this Agreement and not defined herein but defined in the Summit Agreement shall have the meanings assigned thereto in the Summit Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, the parties hereto agree as follows:

     1. Term. Summit agrees to employ the Executive as President of Summit and its principal subsidiary bank (the "Bank") and as a member of the Managing Committees of Summit and its principal subsidiary bank, and the Executive hereby agrees to serve Summit and the Bank in such capacity, for a period of three years from the date hereof, provided, however, that on the first and second anniversary dates of this Agreement, the term of this Agreement shall automatically be extended for one additional year unless, not later than 180 days prior to such anniversary date, Summit or the Executive shall have given written notice to the other party of its or his election not to extend this Agreement.

     2. Duties. The Executive shall perform such duties as President as may be assigned to him from time to time by the Boards of Directors of Summit and the Bank and the Chairman of the Board and Chief Executive Officer of Summit and as are appropriate to the position of

President of a publicly held bank holding company. The Executive agrees to fulfill such duties in accordance with the Executive's covenants as set forth in Sections 4.1, 4.2 and 4.3 of the Summit Agreement, which Sections are hereby incorporated by reference. The Executive expressly gives his written consent under Sections 1.6 and 3.2 of the Summit Agreement to employment in such position and duties, and to the basing of Executive at Summit's principal executive offices (which are currently located at 301 Carnegie Center, Princeton (West Windsor Township), New Jersey). This consent under Sections 1.6 and 3.2 is expressly limited to the Summit-UJB Change.

     3. Compensation, Compensation Plans. During the Employment Period, the Executive shall receive Base Salary of not less than $500,000, and Annual Bonus, Expenses, Fringe Benefits, Office and Support Staff, and Vacation and participate in Incentive, Savings and Retirement Plans and Welfare Benefit Plans in accordance with the provisions of Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10 of the Summit Agreement, which Sections are hereby incorporated by reference.

     4. Resignation or Discharge. Summit shall always have the right to terminate the employment of the Executive for Cause. In the event Executive's employment with Summit is terminated prior to the expiration of the term of this Agreement on account of (i) the Executive's resignation (in contravention of the terms of this Agreement) or (ii) the Executive's discharge by Summit for Cause, all compensation payable under Section 3 of this Agreement shall terminate as of the date of such termination of employment, except for compensation provided by vested or contractual rights under the Incentive, Savings and Retirement Plans and Welfare Benefit Plans.

     5. Death or Disability. The term of employment of the Executive shall terminate forthwith in the event of the death of the Executive, or, at the option of Summit, in the event that the Executive shall fail to render and perform the services required of him under this Agreement because of Disability. In the event of such a termination, all compensation payable under Section 3 of this Agreement, except for compensation provided by vested or contractual rights under the Incentive, Savings and Retirement Plans and Welfare Benefit Plans or by statute, shall terminate as of the date of such termination.

     6. Restrictive Covenant. The parties recognize that the Executive is an important officer of Summit, that his reputation and business and personal relationships are of significant benefit to Summit, and that he has access to information about Summit's plans and projections as well as other confidential information. The parties further agree that Summit is in direct competition with certain banks and bank holding companies and thrifts and the Executive agrees that upon the termination of the Executive's employment as an executive of Summit pursuant to Sections 4 and 5, he shall not for a period of twelve months after such termination accept employment or serve in any capacity with any national or state bank or a thrift institution or affiliate thereof, other than Summit or a subsidiary of Summit at a principal place of employment within 25 miles of any branch location of Summit or any of its subsidiaries, without the written permission of Summit.

     7. Offset. Except as set forth in Section 2 hereof, nothing in this Agreement is intended to terminate, amend, alter or affect any rights Executive may have under the Summit

Agreement setting forth benefits to be paid under certain circumstances after a Change of Control of The Summit Bancorporation; provided, however, that if Executive receives compensation under the Summit Agreement, such compensation shall be a credit against any amounts payable hereunder.

     8. Legal Costs. Section 6.4 of the Summit Agreement is hereby incorporated by reference.

     9. Termination Procedures and Compensation During Dispute. Sections 7.1 through 7.4 of the Summit Agreement are hereby incorporated by reference.

     10. Arbitration. Any controversy, claim, dispute or difference arising out of the interpretation, construction or performance of this Agreement shall be settled by arbitration at Newark, New Jersey according to the rules of the American Arbitration Association, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof.

     11. Successors and Assigns, Binding Agreement. Section 9.1 of the Summit Agreement is hereby incorporated by reference.

     Summit hereby assumes all of the obligation of The Summit Bancorporation under the Summit Agreement. All rights and duties of Summit under this Agreement shall be binding on and inure to the benefit of Summit, its successors, assigns or any company which purchases or otherwise acquires Summit or all or substantially all of its assets by any method. On request of the Executive, any successor or assignee shall agree in writing to assume and be bound by this Agreement.

     No provision of this Agreement shall be deemed to restrict the absolute right of Summit at any time to sell or dispose of all or any part of the assets of Summit, or to reconstitute the same in any one or more other entities or to merge, consolidate, sell or otherwise dispose of any assets thereof, or to dissolve or liquidate or otherwise abandon or cease the active conduct of the business, but none of the foregoing shall relieve Summit of its obligations hereunder.

     12. Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, postage prepaid, to the address shown below, unless changed by notices given as herein provided:

          (a)   If to Summit, to:

                Summit Bank Corp.
                Att.: T. Joseph Semrod
                301 Carnegie Center
                P.O. Box 2066
                Princeton, NJ 08543-2066
                with a copy to:

                General Counsel
                Summit Bank Corp.
                301 Carnegie Center
                P.O. Box 2066
                Princeton, NJ 08543-2066

          (b)   If to the Executive, to:

                Robert G. Cox
                211 Liberty Corner Road
                Far Hills, NJ 07931


     13. Miscellaneous. Sections 11, 12 and 13 of the Summit Agreement are hereby incorporated by reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



CORPORATE SEAL                                SUMMIT BANK CORP.



Attest:  ---------------------------            By: ----------------------------
         Richard F. Ober, Jr.,                      T. Joseph Semrod
         Secretary                                  Chairman of the Board




                                               BY THE EXECUTIVE



- -----------------------------                        ---------------------------
Witness:                                             Robert G. Cox